Exhibit 10.1

PSQ HOLDINGS, INC.
AMENDED AND RESTATED 2023 STOCK INCENTIVE PLAN

1. Purpose

The purpose of this Amended and Restated 2023 Stock Incentive Plan (the “Plan”) of PSQ Holdings, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest (“Affiliates”), as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers and directors, as well as consultants and advisors to the Company (as the terms consultants and advisors are defined and interpreted for purposes of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), or any successor form) (“Service Providers”, and “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity) are eligible to be granted Awards (as defined below) under the Plan. Each person who is granted an Award under the Plan is deemed a “Participant.” “Award” means a grant under the Plan of Options (as defined in Section 5), SARs (as defined in Section 6), Restricted Stock (as defined in Section 7), Restricted Stock Units (as defined in Section 7) and Other Stock-Based Awards (as defined in Section 8). Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee (as defined in Section 3(a)) need not treat Participants uniformly.

3. Administration and Delegation

(a) Administration. The Plan will be administered by a committee of the Board consisting of two or more non-employee directors designated by the Board, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3, which shall be the Compensation Committee of the Board (the “Committee”) unless otherwise specified by the Board. The Committee shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Committee may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award. All actions and decisions by the Committee with respect to the Plan and any Awards shall be made in the Committee’s discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

(b) Appointment of Committees. To the extent permitted by applicable law, the Committee may delegate any or all of its powers under the Plan to one or more subcommittees. All references in the Plan to the “Committee” shall mean the Committee, or the Delegated Persons referred to in Section 3(c), to the extent that the Committee’s powers or authority under the Plan have been delegated to such Delegated Persons.

(c) Delegation to Delegated Persons. Subject to any requirements of applicable law (including as applicable Sections 152(b) and 157(c) of the General Corporation Law of the State of Delaware), the Committee may, by resolution, delegate to one or more persons (including officers of the Company) or bodies (such persons or bodies, the “Delegated Persons”) the power to grant Awards (subject to any limitations under the Plan) to eligible service providers of the Company and to exercise such other powers under the Plan as the Committee may determine, provided that the Committee shall fix: (i) the maximum number of Awards, and the maximum number of shares issuable upon exercise thereof, that may be issued by such Delegated Persons, (ii) the time period during which such Awards, and during which the shares issuable upon exercise thereof, may be issued, and (iii) the minimum amount of consideration (if any) for which such Awards may be issued, and a minimum amount of consideration for the shares issuable upon exercise thereof; and provided further, that no Delegated Person shall be authorized to grant Awards to ; and provided further, that no Delegated Person shall be authorized to grant Awards to any Service Provider who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to the Company.

4. Stock Available for Awards

(a) Number of Shares; Share Counting.

(1) Authorized Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to such number of shares of Class A common stock, $0.0001 par value per share, of the Company (the “Class A Common Stock”) as is equal to the sum of:

(A) 11,395,205 shares of Class A Common Stock; plus

(B) an annual increase to be added on the first day of each fiscal year, commencing on January 1, 2027 and continuing for each fiscal year until, and including, January 1, 2033, equal to the lesser of (i) the number of shares of Common Stock equal to 5% of the outstanding shares of all classes of Company common stock on such date; and (ii) the number of shares of Class A Common Stock determined by the Board.

Shares issued under the Plan may consist of authorized but unissued shares or treasury shares.

(2) Additional Earnout Share Pool. Subject to adjustment under Section 10, Awards may be made for up to an additional 2,700,000 shares of Class A Common Stock (the “Earnout Pool”). Awards from the Earnout Pool shall be Earnout Equity Awards (as defined in the Agreement and Plan of Merger by and among the Company, Colombier-Liberty Acquisition, Inc., Colombier Sponsor, LLC and PSQ Holdings, Inc., dated as of February 27, 2023 (the “Merger Agreement”)) and shall be granted solely and exclusively to Deemed Equity Holders (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement. The terms of any Awards granted from the Earnout Pool shall be determined by the Board or Committee at the time of grant. The Earnout Pool shall be in addition to and shall not reduce the number of shares authorized for issuance under Section 4(a)(1) hereof and any shares of Class A Common Stock subject to Awards made from the Earnout Pool that become available again for the grant of Awards pursuant to Section 4(a)(3) hereof, shall only become available again under the Earnout Pool and shall not increase the number of shares authorized for issuance under Section 4(a)(1) hereof. In the event no Earnout Shares are released in accordance with the terms of the Merger Agreement, the Earnout Pool shall expire and be of no further force or effect. Shares issued under the Earnout Pool may consist of authorized but unissued shares or treasury shares.

(3) Share Counting. For purposes of counting the number of shares available for the grant of Awards under the Plan under this Section 4(a):

(A) all shares of Class A Common Stock covered by SARs shall be counted against the number of shares available for the grant of Awards under the Plan; provided, however, that (i) SARs that may be settled only in cash shall not be so counted and (ii) if the Company grants an SAR in tandem with an Option for the same number of shares of Class A Common Stock and provides that only one such Award may be exercised (a “Tandem SAR”), only the shares covered by the Option, and not the shares covered by the Tandem SAR, shall be so counted, and the expiration of one in connection with the other’s exercise will not restore shares to the Plan;

(B) to the extent a Restricted Stock Unit or Other Stock-Based Award may be settled only in cash, no shares shall be counted against the shares available for the grant of Awards under the Plan;

(C) if any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Class A Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any Class A Common Stock not being issued (including as a result of an Award that was settleable either in cash or in stock actually being settled in cash), the unused Class A Common Stock covered by such Award shall again be available for the grant of Awards other than Incentive Stock Options; provided, however, that in the case of the exercise of an SAR, the number of shares counted against the shares available under the Plan shall be the full number of shares subject to the SAR multiplied by the percentage of the SAR actually exercised, regardless of the number of shares actually used to settle such SAR upon exercise and (3) the shares covered by a Tandem SAR shall not again become available for grant upon the expiration or termination of such Tandem SAR; and

(D) shares of Class A Common Stock delivered (by actual delivery, attestation, or net exercise) to the Company by a Participant to (i) purchase shares of Class A Common Stock upon the exercise of an Award or (ii) satisfy tax withholding obligations with respect to Awards (including shares retained from the Award creating the tax obligation) shall be added back to the number of shares available for the future grant of Awards;

provided, however, that any shares of Class A Common Stock underlying Awards granted from the share reserve set forth in Section 4(a)(1) of the Plan may replenish only the share reserve set forth in Section 4(a)(1), and any shares of Class A Common Stock underlying Awards granted from the Earnout Pool may replenish only the share reserve in the Earnout Pool.

(b) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Committee may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Committee deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a)(1) or the share limit set forth in Section 4(a)(2) or any sublimit contained in the Plan, except as may be required by reason of Section 422 and related provisions of the Code.

(c) Limit on Awards to Non-Employee Directors. The maximum aggregate value (calculated based on grant date fair value for financial reporting purposes) of Awards granted in any calendar year, together with the amount of any cash fees or retainers paid during such calendar year, to any individual non-employee director in his or her capacity as a non-employee director shall not exceed $750,000; provided, however, that such maximum aggregate amount shall not exceed $950,000 in any calendar year for any individual non-employee director in such non-employee director’s initial year of service; and provided, further, however, that fees paid by the Company on behalf of any non-employee director in connection with regulatory compliance and any amounts paid to a non-employee director as reimbursement of an expense shall not count against the foregoing limit. The Board may make additional exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to the non-employee director in his or her capacity as an advisor or consultant to the Company.

5. Stock Options

(a) General. The Committee may grant options to purchase Class A Common Stock (each, an “Option”) and determine the number of shares of Class A Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

(b) Incentive Stock Options. An Option that the Committee intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of PSQ Holdings, Inc., any of PSQ Holdings, Inc.’s present or future Affiliates, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code, and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. An Option that is not intended to be an Incentive Stock Option shall be designated a “Nonstatutory Stock Option.” The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option or if the Company converts an Incentive Stock Option to a Nonstatutory Stock Option. Subject to adjustment under Section 10, up to 5,700,000 shares of Class A Common Stock available for issuance under the Plan may be issued as Incentive Stock Options; provided that 2,700,000 shares out of this 5,700,000 total may only be granted as Earnout Equity Awards.

(c) Exercise Price. The Committee shall establish the exercise price of each Option or the formula by which such exercise price will be determined. The exercise price shall be specified in the applicable option agreement. The exercise price shall not be less than 100% of the Fair Market Value (as defined below) on the date on which the Committee approves the grant of an Award under the Plan or such later date as may be specified by the Committee on the date the Committee approves the Award (the “Grant Date”) of the Class A Common Stock on the Grant Date. “Fair Market Value” of a share of Class A Common Stock as of a particular date for purposes of the Plan will be determined as follows:

(1) if the Class A Common Stock trades on a national securities exchange, the closing sale price (for the primary trading session) on such date; or

(2) if the Class A Common Stock does not trade on any such exchange, the average of the closing bid and asked prices on such date as reported by an over-the-counter marketplace designated by the Committee; or

(3) if the Class A Common Stock is not publicly traded, the Committee will determine the Fair Market Value for purposes of the Plan using any measure of value it determines to be reasonable (including, as it considers appropriate, relying on appraisals) in a manner consistent with the valuation principles under Section 409A of the Code or any successor provision thereto, and the regulations thereunder (“Section 409A”).

For any date that is not a trading day, the Fair Market Value of a share of Class A Common Stock for such date will be determined as if the Grant Date is the immediately preceding trading day.

(d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Option agreement; provided, however, that no Option will be granted with a term in excess of 10 years.

(e) Exercise of Options. Options may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic, and which may be provided to a third- party equity plan administrator) approved by the Committee, together with payment in full (in the manner specified in Section 5(f)) of the exercise price for the number of shares for which the Option is exercised. Shares of Class A Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(f) Payment Upon Exercise. Class A Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for in cash or by check, payable to the order of the Company, or in such other manner as the Committee may permit in the applicable Option agreement or otherwise, which may include:

(1) by payment under a broker-assisted sale and remittance program;

(2) by delivery (either by actual delivery or attestation) of shares of Class A Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law, (ii) such Class A Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Committee and (iii) such Class A Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(3) by delivery of a notice of “net exercise” to the Company, as a result of which the Participant would receive (i) the number of shares underlying the portion of the Option being exercised, less (ii) such number of shares as is equal to (A) the aggregate exercise price for the portion of the Option being exercised divided by (B) the Fair Market Value of the Class A Common Stock on the date of exercise;

(4) by payment of such other lawful consideration as the Committee may determine; or

(5) by any combination of the above permitted forms of payment;

provided, however, that no Participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(g) No Reload Options. No Option granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional Options in connection with any exercise of the original Option.

(h) No Dividend Equivalents. No Option shall provide for the payment or accrual of dividend equivalents.

6. Stock Appreciation Rights

(a) General. The Committee may grant Awards consisting of stock appreciation rights (“SARs”) entitling the holder, upon exercise, to receive an amount of Class A Common Stock or cash or a combination thereof (such form to be determined by the Committee) determined by reference to appreciation in the Fair Market Value of a share of Class A Common Stock from the Grant Date to the exercise date.

(b) Measurement Price. The Committee shall establish the measurement price of each SAR and specify it in the applicable SAR agreement. The measurement price shall not be less than 100% of the Fair Market Value of the Class A Common Stock on the Grant Date.

(c) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable SAR agreement; provided, however, that no SAR will be granted with a term in excess of 10 years.

(d) Exercise of SARs. SARs may be exercised by delivery to the Company of a notice of exercise in a form (which may be electronic) approved by the Company, together with any other documents required by the Committee.

(e) No Reload SARs. No SAR granted under the Plan shall contain any provision entitling the Participant to the automatic grant of additional SARs in connection with any exercise of the original SAR.

(f) No Dividend Equivalents. No SAR shall provide for the payment or accrual of dividend equivalents.

7. Restricted Stock; Restricted Stock Units

(a) General. The Committee may grant issue Awards of shares of Class A Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Committee in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Committee for such Award. The Committee may also grant Awards entitling the recipient to receive shares of Class A Common Stock or the cash value of shares of Class A Common Stock, subject to such vesting and performance conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Award agreement (“Restricted Stock Units”). The Committee shall determine the terms and conditions of a Restricted Stock or Restricted Stock Unit Award, including the conditions for vesting and repurchase (or forfeiture).

(b) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Unvested Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. Each payment of Unvested Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock. No interest will be paid on Unvested Dividends.

(2) Stock Certificates/Issuance. The Company may require that any stock certificates issued in respect of shares of Restricted Stock, as well as dividends or distributions paid on such Restricted Stock, shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee) or, alternatively, that such shares be issued in book entry only, in the name of the Participant with appropriate transfer and forfeiture restrictions. At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions (or, to the extent the Restricted Stock was issued in book entry, remove the restrictions) to the Participant or, if the Participant has died, to his or her Designated Beneficiary (as defined below).

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of, meeting the relevant performance conditions, and/or lapsing of any other restrictions with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company (i.e., settlement) the number of shares of Class A Common Stock specified in the Award agreement or (if so provided in the applicable Award agreement or otherwise determined by the Committee) an amount of cash equal to the fair market value (valued in the manner determined or approved by the Committee) of such number of shares or a combination thereof at the time specified in the Award agreement. The Committee may provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant, in a manner that complies with Section 409A of the Code.

(2) Stockholder Rights. A Participant shall have no voting or other stockholder rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. No dividends or dividend equivalents will accrue or be paid with respect to Restricted Stock Units unless the Award agreement for Restricted Stock Units provides Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Class A Common Stock (“Dividend Equivalents”). Dividend Equivalents may be settled in cash and/or shares of Class A Common Stock, as provided in the Award agreement, and shall be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to the underlying Awards. No interest will be paid on Dividend Equivalents.

8. Other Stock-Based Awards

(a) General. The Committee may grant other Awards of shares of Class A Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Class A Common Stock or other property (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Class A Common Stock or cash, as the Committee shall determine.

(b) Terms and Conditions. Subject to the provisions of the Plan, the Committee shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

(c) Dividend Equivalents. The Award agreement for an Other Stock-Based Award may provide Participants with the right to receive Dividend Equivalents. Dividend Equivalents will be credited to an account for the Participant, may be settled in cash and/or shares of Class A Common Stock as set forth in the Award agreement and shall be subject to the same restrictions on transfer and forfeitability as the Other Stock-Based Award with respect to which paid. No interest will be paid on Dividend Equivalents.

9.       Performance-Based Awards.

Any Award may be conditioned on the achievement of specified performance goals (a “Performance-Based Award”). An Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or shares of Class A Common Stock of such Award. In connection with any Performance-Based Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Performance-Based Award has been earned. The Committee shall also have the authority to modify a performance period and/or adjust or waive the achievement of performance goals or measures for a Performance-Based Award.

10. Adjustments for Changes in Class A Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Class A Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under the Plan, and the number and class of securities available for issuance under the Plan that may be issued as Incentive Stock Options under the Plan, (ii) the share counting rules set forth in Section 4(a), (iii) the number and class of securities and exercise or measurement price per share of each outstanding Option or SAR, and (iv) the number of shares subject to and the repurchase price per share subject to each other outstanding Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Committee. Without limiting the generality of the foregoing, in the event the Company effects a split of the Class A Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Class A Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend. No adjustment shall be made pursuant to this Section 10(a) in a manner that would cause an Incentive Stock Option to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Class A Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Class A Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards.

(A) In connection with a Reorganization Event, the Committee may, but shall not be obligated to, take any one or more of the following actions as to all or any (or any portion of) outstanding Awards on such terms as the Committee determines (except to the extent specifically provided otherwise in an applicable Award agreement or another agreement between the Company and the Participant):

(i) provide that such Awards shall be assumed, converted or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), with the issuance of substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion; provided that any assumption, conversion or substitution of an Option or SAR must be done in a manner consistent with Section 409A of the Code (and Section 424 of the Code if the Award is an Incentive Stock Option),

(ii) upon written notice to a Participant, provide that all of the Participant’s unvested Awards will be forfeited immediately prior to the consummation of such Reorganization Event and/or that all of the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice,

(iii) provide that outstanding Awards shall become vested, exercisable, realizable or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part, prior to or upon such Reorganization Event,

(iv) cancel outstanding Awards for cash payment of fair value of the underlying Class A Common Stock (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of value of the consideration to be paid in the Reorganization Event transaction to holders of Class A Common Stock (the “Acquisition Price”) (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate exercise of such Options or measurement price of such SARs; provided, that if the Acquisition Price or Fair Market Value per share (as determined by the Committee) does not exceed the exercise or measurement price of such Option or SAR, then the Option or SAR shall be canceled without any payment of consideration therefor,

(v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise, measurement or purchase price thereof and any applicable tax withholdings), and

(vi) any combination of the foregoing.

In taking any of the actions permitted under this Section 10(b)(2)(A), the Committee shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

(B) Notwithstanding the terms of Section 10(b)(2)(A), to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A of the Code, if the applicable Award agreement provides that the payment date of an Award is determined solely by reference to a Reorganization Event, then no Reorganization Event will be deemed to have occurred upon an event described in Section 10(b)(1) unless the event would also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5)(i).

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by a Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution or, other than in the case of an Incentive Stock Option, pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant; provided, however, that, except with respect to Incentive Stock Options, the Committee may permit or provide in an Award for the gratuitous transfer of the Award by the Participant to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if the Company would be eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Class A Common Stock subject to such Award to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Award. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees. For the avoidance of doubt, nothing contained in this Section 11(a) shall be deemed to restrict a transfer to the Company.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Termination of Status. The Committee shall determine, subject to the limits set forth in Section 11(a), the effect on an Award of the disability, death, or other Separation from Service, authorized leave of absence or other change in the Service status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights or receive any benefits under the Award. Except as otherwise provided in this Plan or an Award agreement, Service shall not be deemed terminated in the case of (i) transfers among the Company and any Affiliates in any Service Provider capacity; or (ii) any change in status so long as the individual remains in the Service of the Company or any Affiliate in any Service Provider capacity

(d) Designation of a Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries (“Designated Beneficiary”) to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form and in a manner approved by the Committee and shall be effective upon its receipt by the Company. In the absence of an effective designation by a Participant, the Participant’s estate will be the Designated Beneficiary.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver shares of Class A Common Stock or otherwise recognize ownership of Class A Common Stock under an Award. The Company may elect to satisfy its withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise, vesting or release from forfeiture of an Award or at the same time as payment of the exercise or purchase price, unless the Company determines otherwise. If provided for in an Award or approved by the Committee, a Participant may satisfy the tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Class A Common Stock, including shares retained from the Award creating the tax obligation, valued at their fair market value (valued in the manner determined or approved by the Company); provided, however, except as otherwise provided by the Committee, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s maximum statutory withholding obligations (based on maximum statutory withholding rates for federal, state and local tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except as otherwise provided in Section 10(h) with respect to repricings and Section 11(d) with respect to actions requiring stockholder approval, the Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of vesting, exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option. The Participant’s consent to such action shall be required unless (i) the Committee determines that the action, taking into account any related action, does not as a whole materially and adversely affect the Participant’s rights under the Plan, (ii) the change is permitted under Section 10, or (iii) such amendment is necessary to comply with applicable law or stock exchange rules. The Committee may at any time provide that any Award shall become immediately vested, exercisable in whole or in part, free from some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Class A Common Stock pursuant to the Plan or to remove restrictions from shares previously issued or delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and regulations and any applicable rules and regulations of the New York Stock Exchange or any other exchange or marketplace on which the Company stock is listed or traded (the “Exchange”) and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Limitation on Repricing. Unless such action is approved by the Company’s stockholders, the Company may not (except as provided for under Section 10): (1) amend any outstanding Option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option, (2) amend any outstanding SAR granted under the Plan to provide a measurement price per share that is lower than the then-current measurement price per share of such outstanding Option, (3) cancel any outstanding option or SAR (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan (other than substitute Awards granted pursuant to Section 4(b)) covering the same or a different number of shares of Class A Common Stock and having an exercise or measurement price per share lower than the then-current exercise or measurement price per share of the cancelled option or SAR, (4) cancel in exchange for a cash payment any outstanding Option or SAR with an exercise or measurement price per share above the then-current Fair Market Value of the Class A Common Stock, or (5) take any other action under the Plan that constitutes a “repricing” within the meaning of the rules of the Exchange.

12. Miscellaneous

(a) No Right To Employment or Service. No person shall have any claim or right to be granted an Award by virtue of the adoption of the Plan, and the grant of an Award shall not be construed as giving a Participant the right to continued Service with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder; Clawback Policy. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Class A Common Stock to be issued with respect to an Award until becoming the record holder of such shares. Awards and any compensation associated therewith are subject to recoupment, forfeiture, recovery or other action pursuant to any compensation recovery policy adopted by the Committee or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Committee or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Award agreement will be automatically and unilaterally amended to comply with any such compensation recovery policy.

(c) Effective Date and Term of Plan. The Plan became effective July 19, 2023 (the “Effective Date”), which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). The Committee approved this amendment and restatement of the Plan on May 29, 2026, subject to stockholder approval. If the Company’s stockholders fail to approve the amended and restated Plan by December 31, 2026, the amended and restated Plan will be of no effect, and the prior terms of the Plan will apply. No Awards shall be granted under the Plan after the expiration of 10 years from the Effective Date, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Committee may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment that would require stockholder approval under the rules of the Exchange may be made effective unless and until the Company’s stockholders approve such amendment. In addition, if at any time the approval of the Company’s stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to Incentive Stock Options, the Committee may not effect such modification or amendment without such approval. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 11(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Committee determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of Participants under the Plan, or is necessary to comply with applicable law or stock exchange rules. No Award shall be made that is conditioned upon stockholder approval of any amendment to the Plan unless the Award provides that (i) it will terminate or be forfeited if stockholder approval of such amendment is not obtained within no more than 12 months from the Grant Date and (ii) it may not be exercised or settled (or otherwise result in the issuance of Class A Common Stock) prior to such stockholder approval.

(e) Authorization of Sub-Plans (including for Grants to non-U.S. Employees). The Committee may, from time to time, establish one or more sub-plans under the Plan for purposes of satisfying applicable securities, tax or other laws of various jurisdictions. The Committee shall establish such sub-plans by adopting supplements to the Plan containing (i) such limitations on the Committee’s discretion under the Plan as the Committee deems necessary or desirable or (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Committee shall deem necessary or desirable. All supplements adopted by the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any supplement to Participants in any jurisdiction which is not the subject of such supplement.

(f) Compliance with Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted, the Awards and the Plan will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. If payment under an Award is to be made within a designated period that does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A: (i) if any amount is payable under an Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service, and (ii) if the Participant is a specified employee as defined in Treasury Regulation § 1.409A-1(i) (“Specified Employee”), and if any amount shall be payable with respect to any Award as a result of the Participant’s Separation from Service, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (A) the date that is six months after the Participant’s Separation from Service or (B) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, Specified Employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A.

The Company makes no representations or warranties and shall have no liability to the Participant or any other person if any provisions of or payments, compensation, or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A but do not satisfy the conditions of that section.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor will such individual be personally liable with respect to the Plan because of any contract or other instrument such individual executes in his or her capacity as a director, officer, employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, employee or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising out of any act or omission to act concerning the Plan unless arising out of such person’s own fraud or bad faith.

(h) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than the State of Delaware.